FOR IMMEDIATE RELEASE

ROADRUNNER TRANSPORTATION SYSTEMS ANNOUNCES
EXERCISE OF OVER-ALLOTMENT OPTION

CUDAHY, WI - January 2, 2013 - Roadrunner Transportation Systems, Inc. (NYSE: RRTS), a leading asset-light transportation and logistics services provider, announced today that the underwriters for its recently announced public offering of common stock exercised in full their over-allotment option to purchase an additional 525,000 shares of common stock at a price of $17.25 per share to the public. The Company expects to receive net proceeds from the sale of the additional shares of approximately $8.5 million after deducting the underwriting discount and estimated expenses, bringing the total net proceeds to the Company from the offering to approximately $63.4 million. The closing of the sale of the additional shares is expected to occur on January 4, 2013. As previously announced, the Company is using the net proceeds from the offering to repay the outstanding indebtedness under its revolving line of credit and for working capital and other general corporate purposes.

Robert W. Baird & Co. Incorporated served as the book-running manager for the offering. BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc. served as co-managing underwriters for the offering. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, 28th Floor, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2473. Electronic copies of the prospectus and the prospectus supplement are available on the Securities and Exchange Commission’s Web site at www.sec.gov.

The shares are being offered pursuant to an effective registration statement. This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Roadrunner Transportation Systems, Inc.

The Company is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload and logistics, transportation management solutions, intermodal solutions, and domestic and international air.

Safe Harbor Statement

This press release contains forward-looking statements that relate to future events or performance. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about the Company's expectations with respect to the offering and the over-allotment option. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to market conditions; fluctuations in the market price of the Company's common stock; the use of proceeds from this offering; the significant influence over the Company by its principal stockholders; provisions in the Company's certification of incorporation, bylaws and Delaware law; the integration of acquired companies; competition in the transportation industry; the impact of the current economic environment; the Company's dependence upon purchased power providers; the unpredictability of and potential fluctuation in the price and availability of fuel; the effects of governmental and environmental regulations; insurance claims in excess of prior experience levels; and other "Risk Factors" set forth in the Company's most recent SEC filings.

Contact

Roadrunner Transportation Systems, Inc.
Peter Armbruster
Chief Financial Officer
414-615-1648

Vollrath Associates, Inc.
Marilyn Vollrath
414-221-0210
ir@rrts.com